Exhibit 99.1

Magenta Therapeutics Names John Davis Jr., M.D., M.P.H, M.S., Head of Research and Development

CAMBRIDGE, Mass. – Apr. 17, 2020 - Magenta Therapeutics (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of immune reset to more patients, today announced that it has promoted John Davis Jr., M.D., M.P.H., M.S. to Head of Research and Development and Chief Medical Officer.

“As Magenta continues its strong track record of progress in both Research and Development, we are further positioning the company for future success by strengthening the collaboration and synergies between these two crucial organizations within Magenta,” said Jason Gardner, D.Phil., President and Chief Executive Officer, Magenta Therapeutics. “John Davis is an experienced physician-scientist drug developer and the ideal patient-centric leader to guide our R&D organization in their singular focus to bring our multiple transformative new medicines to patients in the most effective and efficient manner.”

“Magenta is the only company that is solely focused on delivering curative immune reset to more patients with autoimmune diseases, blood cancers and genetic diseases. The Company has built its success upon a strong research platform and a promising early clinical pipeline,” said Dr. Davis. “With our world-class team, I look forward to harnessing our preclinical, translational and clinical expertise to deliver a portfolio of groundbreaking new medicines for patients.”

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Dr. Davis joined Magenta as Chief Medical Officer in 2018. Previously he served as Senior Vice President and Head of Early Clinical Development at Pfizer. Prior to that, Dr. Davis was Vice President and Global Therapeutic Area Head of Immunology at Baxalta/Shire and was Senior Group Director and Head of the Inflammation and Cardiovascular/Metabolism Group in the Early Clinical Development Group at Genentech. Dr. Davis spent nearly 10 years on faculty at The University of California San Francisco leading clinical research in multiple autoimmune diseases, and he was Professor of Clinical Medicine. Dr. Davis earned an M.D. from the University of Maryland where he graduated summa cum laude. Dr. Davis trained in Internal Medicine and Rheumatology at The University of California San Francisco. He continued training in clinical research and rheumatology at The National Institutes of Health NIAMS Intramural Program. He holds an M.P.H. in Epidemiology from the University of California Berkley, and an M.S. in Anatomical Science from the University of Maryland School of Medicine. He is a fellow of both the American College of Physicians and the American College of Rheumatology and continues to see patients at the Boston VA Medical Center.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines to bring the curative power of immune system reset through stem cell transplant to more patients with autoimmune diseases, genetic diseases and blood cancers. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise, a unique business model and broad networks in the stem cell transplant world to revolutionize immune reset for more patients.

Magenta is based in Cambridge, Mass. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

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Forward-Looking Statement

This press release may contain forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation risks set forth under the caption “Risk Factors” in Magenta’s most recent Annual Report on Form 10-K, as updated by Magenta’s most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although Magenta believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither Magenta nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations
617-510-9193

mpai@magentatx.com

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